UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Motorcar Parts & Accessories, Inc.

(former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure.

     The Registrant amended its certificate of incorporation to change its corporate name to Motorcar Parts of America, Inc. on January 8, 2004. The amendment was approved by a majority of the Registrant’s stockholders at a meeting duly held on December 17, 2003. Attached hereto as Exhibit 99.1 is a press release issued by the Registrant on January 13, 2004, which is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: January 13, 2004
/s/ Charles Yeagley

Charles Yeagley
Chief Financial Officer